Elliott Nominees – The Best Opportunity For Shareholders April 11, 2011 Exhibit 1

The information contained in this presentation is for informational purposes only and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or to conclude any transaction or confirmation thereof (whether on the terms shown or otherwise). The information contained herein is made based upon publicly available information. None of Elliott Associates, L.P. and Elliott International, L.P. (collectively, "Elliott"), their affiliates or any of their respective officers, directors, employees, stockholders, consultants, agents, or controlling persons, or their respective officers, directors or employees, is making any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein, and each of Elliott Associates and each such other person expressly disclaims any and all liability to any other person that may be based upon or relate to the information contained herein. This presentation contains forward-looking statements. These statements may be identified by the use of forward-looking terminology such as the words "expects," "intends," "potential," "opportunity," "believes," "anticipates" and other terms with similar meaning indicating possible future events or actions or potential impact on the matters described herein. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.

Elliott intends to make a filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2011 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the "2011 Annual Meeting") of Iron Mountain Incorporated (the "Company"). Information relating to the participants in such proxy solicitation is contained in the preliminary proxy statement filed by Elliott with the Securities and Exchange Commission and in amendments to such preliminary proxy statement. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2011 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, Elliott's definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Elliott in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission's website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Elliott with the Securities and Exchange Commission will also be available, without charge, by directing a request by mail or telephone to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885).

2 Disclosure Statement

Recap

•
IRM shareholders experienced lackluster performance over prior two year period
•
On March 10
th
2011, Elliott announced recommendations to maximize
shareholder value
•
The proposal included a full review of
•
Capital allocation, with focus on ROIC
•
Operational efficiencies
•
Opportunity to convert into a REIT
•
Alignment of management compensation with shareholder value
creation
•
Elliott has nominated four highly qualified and independent nominees to lead this critical effort

Overview

•
Last week Iron Mountain announced it will put forward a counter proposal to the opportunities highlighted by Elliott
•
As large shareholders we are excited about the prospect of additional constructive ideas to maximize value at IRM
•
While IRM is likely to echo some of our points, they will ask shareholders to trust them and not elect our nominees to the Board
•
Voting for Elliott’s independent nominees is the appropriate ‘trust but verify’ response
•
Nominees are committed to the full exploration of all paths to maximize shareholder value
•
Elliott has a 100-day plan for an immediate strategic review and the public dissemination of results
•
Voting for our proposed Board candidates is voting for a thorough review and maximizes optionality as well as shareholder value

Iron Mountain – Status Quo Is Not Working

•
2010 was a record year on many metrics for IRM, yet a disappointing year for shareholders
•
EV/EBITDA valuation sank to all time lows
•
Stock reacted poorly to every announcement
•
Market response to Elliott proposals shows that the problem is not the company it is the current direction
•
Elliott proposes greater detail on action steps, timeline, and future communication by the Board
•
Slow change is costing shareholders real money

Historical Trading Metrics Show Market’s Negative Response To IRM Management’s Track Record 6 * * * * * * *

Lackluster Stock Performance Before Elliott’s Involvement
1
Declining Growth Outlook, Increased Investment in Digital Business
Lackluster Stock Performance Before Elliott’s Involvement
1
Declining Growth Outlook, Increased Investment in Digital Business

$15.00
$20.00
$25.00
$30.00
$35.00
$40.00
7/1/2006 1/1/2007 7/1/2007 1/1/2008 7/1/2008 1/1/2009 7/1/2009 1/1/2010 7/1/2010
10/6/09 - IRM projects
3-6% internal revenue
growth for 2010; Realized
figure even lower
2/22/10 - $112mm
acquisition of Mimosa
Systems
5/12/08 - $31mm
acquisition of
DocuVault
Internal Revenue growth drops from
9% in 2007-08, to 3% in 2009-10
Share Price
10/31/07 - $153mm
acquisition of
Stratify
IRM continues to invest 6-8% of revenues into growth
capex
- $0.6bn invested into Int'l Physical capex & acquisitions
from 2007-10, and segment OIBDA actually decreased
(1) Elliott’s first conversation with IRM management took place in July 2010

Valuation Trend Shows Disappointment In IRM’s
Unwillingness To Correct Its Course
Valuation Trend Shows Disappointment In IRM’s
Unwillingness To Correct Its Course

7.0x
8.0x
9.0x
10.0x
11.0x
12.0x
13.0x
14.0x
15.0x
16.0x
7/1/2006 1/1/2007 7/1/2007 1/1/2008 7/1/2008 1/1/2009 7/1/2009 1/1/2010 7/1/2010 1/1/2011
EV/ LTM EBITDA Multiple
Bob Brennan
becomes CEO,
6/2008
Elliott publishes its
proposals, 3/2011
Period of Elliott's Involvement

Day Session
Last 33.37
High on 04/08/11 33.85
Average 24.4497
Low on 10/06/10 19.93
Q1 Earnings, EPS beat but…
Q2 Earnings, EPS beat but…
Q3 Earnings
Q4 Earnings
Davis Announcement
Elliott Announcement
Investor Day – Company touts growth & digital; brushes off buy back/ROIC comments
Record volume at 52-wk lows; Berkshire Hathaway exits position in Q3'10
Volume 0.00
SMAVG Volume Histogram(30) 3.002m
34.00
32.00
30.00
28.00
26.00
24.00
22.00
20.00
15m
10m
5m
3.002m
0.00
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr
2010
2011
IRM US: Iron Mountain Inc G3 Daily 1/4/10 to 4/11/11
Copyright© 2011 Bloomberg Finance L.P.
09-Apr-2011 14:58:16

Market Reaction To Management’s Plans Has Been
Unambiguously Negative
Market Reaction To Management’s Plans Has Been
Unambiguously Negative

Average share price decline (on 1
st
trading day after news release):
-6.1%
Range of decline:
-2.7%
to -8.6%

Market Reaction To Elliott’s Proposals Has Been Favorable
Stock Price Up 32%, $1.6B Increase in Market Valuation
$25.00
$26.00
$27.00
$28.00
$29.00
$30.00
$31.00
$32.00
$33.00
$34.00
3/4/2011 3/11/2011 3/18/2011 3/25/2011 4/1/2011 4/8/2011
-1%
3%
7%
11%
15%
19%
23%
27%
31%
35%
3/7/11 - IRM
discloses Elliott's
nomination of
Board candidates
3/10/11 - Elliott files
letter to IRM Board an
presentation outlining
opportunity
3/23/11 - IRM adopts a
Shareholder Rights Plan
("Poison Pill"); Elliott
expresses strong
disappointment
4/4/11 - Elliott files
follow-up letter to
IRM Board
4/1/11 - Davis Advisors
files a 13D
3/22/11 - Davis Advisors
(21% shareholder)
indicates support for
Elliott's nominees
Share Price
% Change in
Share Price

Elliott Has A Detailed Plan For Review And Implementation 11 * * * * * * *

Elliott’s 100-Day Plan Calls For Full Strategic Review Of
All Opportunities To Maximize Value

2011 Annual Meeting of Stockholders - June 2011 (Estimate): Four
independent directors join IRM’s Board
First Board Meeting: Special Committee to be created with Elliott nominees as core members
•
Initiate 100-Day Plan in two steps (see next page for details)
•
Hire management consultants & independent financial advisors to report directly to the Special Committee
•
Invite existing and external REIT counsel to present and debate REIT opportunity
•
Commence capital allocation & dividend policy review
•
Initiate management compensation review
•
Begin full review of all strategic alternatives
September 2011 (Estimate): Board to review progress on all initiatives and update shareholders

First 30 Days: Focus on Capital Structure, ROIC and Capital Allocation; Start Execution in 3Q'11
- Optimize capital structure - Assess opportunity to increase leverage and improve the terms of debt
- Return of capital to shareholders - Revisit dividend policy and sharebuyback policy
- Commence review of capital expenditures
- Reconsider new investments in Digital & International Physical divisions
June 2011 (Estimate) - Elliott's four nominees elected to IRM Board
Sept. 2011 (Estimate) - Board to review progress on all initiatives & update shareholders
June 2011
July 2011
August 2011
September 2011
4Q'11, 2012
Full 100 Days: Comprehensive Strategic Review; Start Execution in 4Q'11
- Review operating efficiency (focus on sales & marketing costs, G&A costs, capacity utilization)
- Strategic reevaluation of customer pricing policy
- Strategic assessment of Digital and International Physical divisions
- Longer term analysis of capital allocation - substantial reductions in growth capex in light of low/mid single-digit internal growth outlook
- Manage/oversee a detailed and objective study of REIT conversion opportunity
- Management compensation review
- Full review of all strategic alternatives
4Q'11 & 2012 - Execution on recommendations from 100-Day Plan

13 Elliott’s Proposed 100-Day Plan Timeline for Full Strategic Review & Execution Elliott’s Proposed 100-Day Plan Timeline for Full Strategic Review & Execution

Put IRM Back On Track
‘Trust But Verify’

•
The company is likely to echo some of our proposals and disagree with others
•
Elliott’s nominees will push for the best of all potential opportunities
•
In all scenarios, the right choice is to vote for four independent directors with fresh perspectives
•
Vote to elect our nominees and put IRM back on track

Elliott’s Slate of Independent Director Nominees
•
Our four highly qualified and motivated director nominees are fully prepared to explore all options to maximize shareholder value
•
These individuals have exceptional experience in the critical areas affecting IRM:
capital allocation and operational efficiency
•
The Company will benefit from fresh, independent perspectives and additional insights into the Board’s review process
Harvey Schulweis
• Brings a career-long focus on
optimizing corporate investment
decisions and return on capital
• Co-Founder and Managing
Director of Niantic Partners, a
real estate investment company
• President and sole shareholder
of Schulweis Realty, Inc.
• Former Chairman and CEO of The
Town and Country Trust, a
publicly traded REIT
• Led the conversion of Town and
Country into a REIT
• Former GP at Lazard Frères &
Co.
Ted R. Antenucci
• Deep warehouse/industrial
property experience, both
domestic and international
• Current President and Chief
Investment Officer, ProLogis
Trust
• Former President of Catellus
Commercial Development
Corp., responsible for
development, construction
and acquisition activity
• Helped lead the conversion of
Catellus into a REIT
Allan Z. Loren
• 45-year veteran of building
successful organizations
• Has extensive strategic,
technology and operational
experience
• Former Chairman and CEO of
D&B; led successful
turnaround
• Has held senior executive and
technology positions at
American Express, CIGNA,
Galileo International and
Apple Computer U.S.A.
Robert J. Levenson
• Has extensive experience as
an executive in the data
processing industry
• Managing Member of Lenox
Capital Group, a private
venture capital investment
company, since 2000
• Has held numerous senior
executive positions in leading
firms in the business services
space, including Automatic
Data Processing, Inc. and First
Data Corp.